Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
peter.garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Acquires a Portion of AcelRx Pharmaceuticals’

Expected Royalties and Commercial Milestones from ZalvisoTM for $65 Million

Incline Village, Nevada, September 21, 2015 – PDL BioPharma, Inc. (“PDL”) (Nasdaq: PDLI) announced today that it has acquired a portion of the royalties on expected sales of AcelRx Pharmaceuticals Inc.’s (“AcelRx”) (Nasdaq: ACRX) Zalviso™ (sufentanil sublingual tablet system) in the European Union, Switzerland and Australia by its commercial partner, Grünenthal. Under the terms of the agreement, PDL has provided AcelRx with gross proceeds of $65 million, and in exchange, PDL will receive 75 percent of the royalties AcelRx receives from Grünenthal as well as 80 percent of the first four commercial milestones subject to a capped amount.

Zalviso is a combination drug and device product which, using a patient controlled dispenser, delivers a sub-lingual formulation of sufentanil, an opioid with a high therapeutic index. It is being evaluated for the treatment of moderate to severe post-operative pain in the hospital setting and could be used in lieu of intravenous patient-controlled analgesia (IV PCA). Zalviso has been submitted for product approval in the European Union and has received a positive opinion from the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA). Pending approval, Grünenthal expects to launch Zalviso beginning in the first half of 2016, and PDL expects to begin receiving royalties shortly thereafter.

“We are pleased to be able to provide non-dilutive capital to AcelRx and to add Zalviso to our diversified portfolio of pharmaceutical royalties,” stated John P. McLaughlin, president and chief executive officer of PDL BioPharma. “This transaction represents the fifteenth transaction we have completed since launching our initiative to build a portfolio of income generating assets.”

About AcelRx Pharmaceuticals, Inc.

AcelRx Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of innovative therapies for the treatment of acute pain. For additional information about AcelRx, please visit www.acelrx.com.

About PDL BioPharma, Inc.

PDL manages a portfolio of patents and royalty assets, consisting of its Queen et al. patents, license agreements with various biotechnology and pharmaceutical companies, and royalty and other assets acquired. To acquire new income generating assets, PDL provides non-dilutive growth capital and financing solutions to late-stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic and research institutions, and inventors. PDL has invested approximately $895 million to date. PDL evaluates its investments based on the quality of the income generating assets and potential returns on investment. PDL is currently focused on intellectual property asset management, acquiring new income generating assets and maximizing value for its shareholders. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. For more information, please visit www.pdl.com.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Forward-looking Statements
This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding forecasted revenues in respect of acquired assets, investments or financial or operational performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its market, particularly those discussed in the risk factors and cautionary statements in filings made by PDL with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and PDL does not assume any responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.